Exhibit 99.1

Contango ORE Closes on $20,000,000 Unsecured 8% Convertible Debenture

HOUSTON--(BUSINESS WIRE)--April 28, 2022--Contango ORE, Inc. (“Contango,” "CORE" or the “Company”) (NYSE American: CTGO) announced today that it closed on $20,000,000 unsecured convertible debenture to Queen’s Road Capital Investment, Ltd. ("QRC"). The debenture was purchased at par. The closing and issuance of the debenture occurred on April 26, 2022. The Company will use the proceeds from the sale of the debenture to fund commitments to its Peak Gold, LLC (Manh Choh) joint venture, the exploration and development at its Lucky Shot properties and for general corporate purposes.

Rick Van Nieuwenhuyse, the Company’s President and CEO, stated:

"The proceeds from this financing will allow Contango to advance our interests in the Manh Choh project through feasibility and permitting, and to complete the planned underground development work and exploration drilling at Lucky Shot - all significant milestones for both projects and the company. Management looks forward to keeping our shareholders up to date on our progress."

The Debenture

The debenture will bear interest at 8% per annum, payable quarterly with 6% paid in cash and 2% paid in shares of Contango common stock issued at the market price at the time of payment based on a 20-day volumetric weighted average price (VWAP). The debenture will be unsecured, with a maturity of four years after issuance. The holder may convert the debenture into Contango common stock at any time at a conversion price of $30.50 per share, subject to adjustment. The Company may redeem the debenture after the third anniversary of issuance at 105% of par, provided that the market price (based on a 20-day VWAP) of Contango common stock is at least 130% of the conversion price. The Company may also redeem the debenture, and the holder will have rights to put the debenture to the Company, upon a change of control of the Company, with the redemption or put price being 130% of par for the first three years following issuance and 115% of par thereafter and accrued interest at the time of redemption or put being paid in the same form as other interest payments.

In connection with the issuance of the debenture, the Company agreed to pay an establishment fee of 3% of the debenture face amount. In accordance with the investment agreement, QRC elected to receive the establishment fee in shares of the Company common stock valued at $24.82 per share, for a total of 24,174 shares. The establishment fee shares were issued to QRC pursuant to an exemption from registration under Regulation S.

QRC entered into an investor rights agreement with the Company in connection with the issuance of the debenture. The investors rights agreement contains provisions that require QRC and its affiliates while they own 5% or more of the outstanding Contango common stock to standstill, not participate in any unsolicited or hostile takeover of the Company, not tender its shares of the Company's common stock unless the Company's board recommends such tender, vote its shares of Contango common stock in the manner recommended by the Company's board to its stockholders, and not transfer its shares of Contango common stock representing more than 0.5% of the outstanding shares without notifying the Company in advance whereupon the Company will have a right to purchase those shares.

ABOUT CORE

CORE is a company that engages in the exploration in Alaska for gold and associated minerals through a 30% interest in Peak Gold, LLC, which leases approximately 675,000 acres for exploration and development, and through Contango Minerals Alaska, LLC, its wholly owned subsidiary, which leases approximately 200,000 acres for exploration. The Company also owns the rights to the Lucky Shot, Coleman and War Baby mines, and approximately 16,600 acres of surrounding mining claims located in Willow Mining District about 75 miles north of Anchorage, Alaska. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE or Peak Gold LLC; ability to realize the anticipated benefits of the recent transactions with an affiliate of Kinross; disruption from the transactions and transition of the Peak Gold, LLC’s management to an affiliate of Kinross, including as it relates to maintenance of business and operational relationships; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; CORE’s inability to retain or maintain its relative ownership interest in Peak Gold, LLC; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by the COVID-19 outbreak; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of the recent presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contacts

Contango ORE, Inc.
Rick Van Nieuwenhuyse
(713) 877-1311
www.contangoore.com